Exhibit 10.14

Silicon Valley Bank

Loan and Security Agreement

Borrower:	Rackable Systems, Inc.
Address:	721 Charcot Avenue
San Jose, CA 95131

Date:	December 17, 2002

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower(s) named above (jointly and severally, the “Borrower”), whose chief executive office is located at the above address (“Borrower’s Address”). The Schedule to this Agreement (the “Schedule”) shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1. LOANS.

1.1 Loans. Silicon will make loans to Borrower (the “Loans”), in amounts determined by Silicon in its good faith business judgment, up to the amounts (the “Credit Limit”) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon’s discretion, be charged to Borrower’s loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower’s Deposit Accounts maintained with Silicon. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Silicon minimum monthly interest during the term of this Agreement in the amount set forth on the Schedule (the “Minimum Monthly Interest”).

1.3 Overadvances. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an “Overadvance”). Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower’s obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

1.4 Fees. Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

1.5 Loan Requests. To obtain a Loan, Borrower shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon believes is an authorized representative of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.

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1.6 Letters of Credit. At the request of Borrower, Silicon may, in its good faith business judgment, issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance satisfactory to Silicon in its sole discretion (collectively, “Letters of Credit”). The aggregate face amount of all Letters of Credit from time to time outstanding shall not exceed the amount shown on the Schedule (the “Letter of Credit Sublimit”), and shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement Borrower shall pay all bank charges (including charges of Silicon) for the issuance of Letters of Credit, together with such additional fee as Silicon’s letter of credit department shall charge in connection with the issuance of the Letters of Credit. Any payment by Silicon under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty days prior to the Maturity Date. Borrower hereby agrees to indemnify and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, expenses, and reasonable attorneys’ fees incurred by Silicon arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Silicon and opened for Borrower’s account or by Silicon’s interpretations of any Letter of Credit issued by Silicon for Borrower’s account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon’s indemnification of any such issuing bank. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other Loan Documents relating to Letters of Credit are cumulative.

2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the “Collateral”): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower’s books dating to any and all of the above.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

3.1 Corporate Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), and (iii) do not violate Borrower’s articles or certificate of incorporation, or Borrower’s by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

3.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower’s

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present and prior trade names. Borrower shall give Silicon 30 days’ prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower’s chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower’s Address or one of the locations set forth in the Representations, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

3.4 Title to Collateral; Perfection; Permitted Liens.

(a) Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others.

(b) Borrower has set forth in the Representations all of Borrower’s Deposit Accounts, and Borrower will give Silicon five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon’s security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

(c) In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower’s attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrower shall execute and deliver all such documents and take all such actions as Silicon shall request in connection therewith.

(d) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower’s right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of any lease of real property where any of the Collateral now or in the future may be located.

3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

3.6 Books and Records. Borrower has maintained and will maintain at Borrower’s Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

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3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower’s obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

3.9 Compliance with Law. Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, and all environmental matters.

3.10 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower’s knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

4. ACCOUNTS.

4.1 Representations Relating to Accounts. Borrower represents and warrants to Silicon as follows: Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower’s business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower’s books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be

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genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

4.3 Schedules and Documents relating to Accounts. Borrower shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Silicon’s security interest and other rights in all Borrower’s Accounts, nor shall Silicon’s failure to advance or lend against a specific Account affect or limit Silicon’s Security interest and other rights therein. If requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

4.4 Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed, to be applied to the Obligations in such order as Silicon shall determine. Silicon may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other “blocked account” as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify in its good faith business judgment.

4.5 Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.6 Disputes. Borrower shall notify Silicon promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm’s length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

4.7 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

4.8 Verification. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

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4.9 No Liability. Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5. ADDITIONAL DUTIES OF BORROWER.

5.1 Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

5.2 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices for Borrower’s industry and locations, and Borrower shall provide evidence of such insurance to Silicon. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing. Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower’s expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

5.3 Reports. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time specify in its good faith business judgment.

5.4 Access to Collateral, Books and Records. At reasonable times, and on one Business Day’s notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower’s books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $750 per person per day, plus reasonable out-of-pocket expenses. In the event Borrower and Silicon schedule an audit more than 10 days in advance, and Borrower seeks to reschedules the audit with less than 10 days written notice to Silicon, then (without limiting any of Silicon’s rights or remedies), Borrower shall pay Silicon a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation.

5.5 Negative Covenants. Except as may be permitted in the Schedule. Borrower shall not, without Silicon’s prior written consent (which shall be a matter of its good faith business judgment), do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business;* (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower’s business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business**; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets; (viii) incur any debts, outside the ordinary course of business, which would result in a Material Adverse Change; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity: (x) pay or declare any dividends on Borrower’s stock (except for dividends payable solely in stock of Borrower***); (xi) redeem, retire, purchase or

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otherwise acquire, directly or indirectly, any of Borrower’s stock; (xii) make any change in Borrower’s capital structure which would result in a Material Adverse Change; or (xiii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or (xiv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

*	Borrower has advised Silicon that Borrower intends to sell substantially all of its assets to “Newco” (a C corporation for which Parthenon Capital is the majority shareholder and formed for the sole purpose of purchasing the assets of Borrower and assuming the liabilities of Borrower, including Borrower’s Obligations, and continuing to conduct business as currently conducted by Borrower) for approximately $20,000,000 (the “Parthenon Transaction”). No more than $15,000,000 of the purchase price of the Parthenon Transaction shall be used by Borrower to effect a distribution to the holders of equity securities of Borrower, including Giovanni Coglitore, Jack Randall and Nikolai Gallo, and to repay the Founder Notes (as defined in the Schedule). As part of the Parthenon Transaction, after the acquisition of the assets of Borrower, Newco is to have a minimum equity investment of at least $5,000,000 (the “Net Equity Investment”). All of the foregoing to be in accordance with the terms previously disclosed by Borrower to Silicon; Silicon hereby consents to the Parthenon Transaction (including, without limitation, the assumption by Newco of Borrower’s Obligations in form and substance satisfactory to Silicon in its good faith business judgment) provided that Silicon shall have the right to require that all Obligations be indefeasibly paid in full in conjunction with the Parthenon Transaction and/or to require Newco to execute such documents as Silicon deems necessary in conjunction with the assumption by Newco of Borrower’s Obligations and of this Agreement and all related documents;

**	and except in conjunction with the Parthenon Transaction

***	and, so long as Borrower, remains an “S” corporation, except for distributions to its shareholders to enable its shareholders to make timely quarterly payments of estimated taxes and payments of the balance of federal and state income taxes, as the case may be, incurred with respect to such shareholder’s interest in the Borrower as more fully set forth in the Schedule hereto (the “Tax Distributions”)

5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.7 Further Assurances. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon’s perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM.

6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the “Maturity Date”), subject to Section 6.3 below.

6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.

6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any

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outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith (as estimated by Silicon in its good Silicon Valley Bank Loan and Security Agreement faith business judgment), to secure all of the Obligations dating to said Letters of Credit, pursuant to Silicon’s then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon’s security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full.

Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Silicon’s security interests.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower’s officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than* of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon;** or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent

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under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur; or (q) Silicon, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which Silicon had no knowledge on the effective date or because of the occurrence of an event on or subsequent to the effective date. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

*	25%

**	except in connection with the Parthenon Transaction, to which Silicon hereby consents;

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Silicon Valley Bank Loan and Security Agreement Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (ii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower’s premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower’s premises without charge, for such time or times as Silicon deems reasonable, or on Silicon’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Offset against any sums in any of Borrower’s general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and (i) Demand and receive possession of any of Borrower’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon’s rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum (the “Default Rate”).

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7.3 Standards for Determining Commercial Reasonableness. Borrower and Silicon agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m., (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon’s other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower’s expense, to do any or all of the following, in Borrower’s name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon’s security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents: (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon’s possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower’s taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon’s rights under the foregoing power of attorney or any of Silicon’s other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

7.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial

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Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on an Account.

“Accounts” means all present and future “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Affiliate” means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

“Business Day” means a day on which Silicon is open for business.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 2 above.

“continuing” and “during the continuance of” when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 7.2 above.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Eligible Inventory” [Not Applicable]

“Eligible Accounts” means Accounts and General Intangibles arising in the ordinary course of Borrower’s business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon’s good faith business judgment, the following (the “Minimum Eligibility Requirements”) are the minimum requirements for a Account to be an Eligible Account: (i) the Account must not be outstanding for more than 90 days from its invoice date (the “Eligibility Period”), (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any

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insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon’s satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor). Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

“Equipment” means all present and future “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Event of Default” means any of the events set forth in Section 7.1 of this Agreement.

“GAAP” means generally accepted accounting principles consistently applied.

“General Intangibles” means all present and future “general intangibles” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“good faith business judgment” means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Silicon’s business judgment.

“including” means including (but not limited to).

“Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and

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finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Loan Documents” means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

“Material Adverse Change” means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon’s security interests in the Collateral.

“Obligations” means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

“Other Property” means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

“Permitted Liens” means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

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“Representations” means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

“Reserves” means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

9. GENERAL PROVISIONS.

9.1 Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower’s loan account for the amount of any item of payment which is returned to Silicon unpaid.

9.2 Application of Payments. All payments with respect to the Obligations may be applied, and in Silicon’s good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

9.3 Charges to Accounts. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower’s Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower’s Deposit Accounts maintained with Silicon.

9.4 Monthly Accountings. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

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9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

9.8 Waivers; Indemnity. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts. liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys’ fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee’s own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

9.9 No Liability for Ordinary Negligence. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

9.10 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

9.11 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

9.12 Attorneys Fees and Costs. Borrower shall reimburse Silicon for all reasonable attorneys’ fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys’ fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower’s books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon’s security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower’s obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon’s attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing

15.

Silicon Valley Bank	Loan and Security Agreement

only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys’ fees, including (but not limited to) reasonable attorneys’ fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys’ fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower’s Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

9.13 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

9.14 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

9.15 Limitation of Actions. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

9.16 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

9.17 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

16.

Silicon Valley Bank	Loan and Security Agreement

9.18 Mutual Waiver of Jury Trial. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:		Silicon:

RACKABLE SYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ Giovanni Coglitore	By:	/s/ illegible
	President or Vice President	Title:	Vice President

By:	/s/ Jack Randall
Secretary or Ass’t Secretary

17.

Silicon Valley Bank

Schedule to

Loan and Security Agreement

Borrower:	Rackable Systems, Inc.
Address:	721 Charcot Avenue
San Jose, CA 95131

Date:	December 17, 2002

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

1. CREDIT LIMIT
(Section 1.1):

An amount not to exceed the lesser of: (i) $5,000,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) 80% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).

Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

Letter of Credit Sublimit
(Section 1.6):	$3,000,000; provided, however, that the total Letter of Credit Sublimit, Foreign Exchange Contract Sublimit and Cash Management Sublimit shall not, at any time, exceed $3,000,000.

Cash Management
Services and Reserves:	Borrower may use up to $3,000,000 of Loans available hereunder for Silicon’s Cash Management Services (as defined below) (the “Cash Management Sublimit”), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the “Cash Management Services”); provided, however, the total Letter of Credit Sublimit, Foreign Exchange Contract Sublimit and Cash Management Sublimit shall not, at any time, exceed $3,000,000. Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment in connection with the Cash Management Services,

1.

Silicon Valley Bank	Schedule to Loan and Security Agreement

and Silicon may charge to Borrower’s Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.
Foreign Exchange
Contract Sublimit:

$3,000,000; provided, however, that the total Letter of Credit Sublimit, Foreign Exchange Contract Sublimit and Cash Management Sublimit shall not, at any time, exceed $3,000,000.

Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contracts”); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the Foreign Exchange Contract Sublimit set forth above. Silicon shall have the right to withhold, from the Loans otherwise available to Borrower under this Agreement, a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

2. INTEREST

Interest Rate
(Section 1.2):	A rate equal to the “Prime Rate” in effect from time to time, plus 1.75% per annum; provided, however, upon all of the following

2.

Silicon Valley Bank	Schedule to Loan and Security Agreement

occurring: (i) the close of the Parthenon Transaction, (ii) Borrower’s receipt of the Net Equity Investment and (iii) Silicon’s receipt and review, satisfactory to Silicon in its good-faith business judgment, of evidence of the satisfaction of subclauses (i) and (ii) above, then the interest rate will be a rate equal to the “Prime Rate” in effect from time to time, plus 1.0% per annum.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Minimum Monthly	Not Applicable.
Interest (Section 1.2):

3. FEES (Section 1.4):

Loan Fee:	$33,000, payable concurrently herewith.

Collateral Monitoring Fee:	$750, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement); provided, however, while the Streamline Facility Agreement of approximate even date herewith is in effect, such fee will be -$0- per month.

4. MATURITY DATE

(Section 6.1):	One year from the date of this Agreement.

5. FINANCIAL
COVENANTS (Section 5.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month (commencing with the month ending November 30, 2002), except as otherwise specifically provided below:

Profitability:	Borrower will have a minimum net profit of not less than $1.00 (the “Profitability Covenant”), provided that:

(a)    the Profitability Covenant shall terminate from and after the date that the following have occurred: (i) Borrower has received the Net Equity Investment (as defined in Section 5.5 of the Loan Agreement), and (ii) Borrower has converted from

3.

Silicon Valley Bank	Schedule to Loan and Security Agreement

a Subchapter S corporation for federal income tax purposes to a C corporation, and (iii) Borrower has provided evidence to Silicon satisfactory to Silicon in its good faith business judgment that the foregoing events have occurred; and

(b)    if the Borrower is a Subchapter S corporation for federal income tax purposes, the Profitability Covenant shall not apply in the last month of the Borrower’s fiscal year, to the extent necessary to enable the Borrower to provide bonuses to its employees up to the amount of Borrower’s net profits for the fiscal year.

Minimum Tangible
Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $1,200,000 plus (i) 50% of all consideration received after the date hereof for equity securities of the Borrower and 50% of all consideration received after the date hereof for subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income for each rolling three month period (commencing with the three month period ending November 30, 2002 and each rolling three month period ending thereafter (each such rolling three month period is hereinafter referred to as a “Period”)). Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the Period in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

Definitions.

For purposes of the foregoing financial covenant, the following term shall have the following meaning:

“Current assets”, “current liabilities” and ‘liabilities” shall have the meaning ascribed thereto by GAAP.

“Tangible Net Worth” shall mean the excess of total assets over total liabilities, determined in accordance with GAAP, with the following adjustments:

(A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

4.

Silicon Valley Bank	Schedule to Loan and Security Agreement

(B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which Silicon agrees in writing is acceptable to Silicon in its good faith business judgment.

6. REPORTING
(Section 5.3):

Borrower shall provide Silicon with the following:

1.      Weekly transaction reports and schedules of collections, on Silicon’s standard form, as well as each time Borrower requests a Loan.

2.      Monthly accounts receivable agings, aged by invoice date, within fifteen days after the end of each month.

3.      Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

4.      Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within fifteen days after the end of each month.

5.      Monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Silicon in its good faith business judgment, all within fifteen days after the end of each month.

6.      Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.

7.      Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

8.      Quarterly unaudited financial statements, as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

5.

Silicon Valley Bank	Schedule to Loan and Security Agreement

9.      Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

10.    Annual audited financial statements, as soon as available, and in any event within 180 days following the end of Borrower’s fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

11.    Quarterly, such statements and supporting documents evidencing the Tax Distributions (as defined below) and the calculation thereof.

7. BORROWER
INFORMATION:	Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower dated September 20, 2002, previously submitted to Silicon (the “Representations”) is true and correct as of the date hereof.

8. ADDITIONAL
PROVISIONS:

(1)    Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, within 30 days after the date of this Agreement, and at all times thereafter, Borrower shall, at all times, maintain not less than 90% of its total cash and investments on deposit with Silicon. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon’s first-priority security interest in said Deposit Accounts and investment accounts.

(2)    Subordination of Inside Debt. All present and future indebtedness of Borrower to its officers, directors and shareholders (each an “Inside Debtor” and any such indebtedness of Borrower to such Inside Debtors is hereinafter referred to as “Inside Debt”) shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Silicon in its good faith business judgment. Borrower represents and warrants that there is no

6.

Silicon Valley Bank	Schedule to Loan and Security Agreement

Inside Debt presently outstanding, except for the following: Promissory Notes from the Borrower to each of Nikolai Gallo, Jack Randall and Giovanni Coglitore (collectively, the “Founders”), each dated December 10, 2001 and in the original principal amount of $745,984.24, bearing interest at the rate of 2.48% per annum and becoming due on December 10, 2003 (collectively, the “Founder Notes”). Prior to incurring any Inside Debt in the future, Borrower shall cause any such future Inside Debtor to execute and deliver to Silicon a subordination agreement in form and substance satisfactory to Silicon in its good faith business judgment. For purposes of this Agreement, Inside Debt shall not include salaries, directors’ fees, and other compensation payable by Borrower (“Wages”), in the ordinary course of its business (as historically conducted by Borrower and as currently conducted), to any of its officers, directors and shareholders solely in such recipient’s capacity as an officer, director, manager, or employee of Borrower; provided, however, that such Wages in any fiscal year shall not be in excess of 115% of the total amount thereof in the prior fiscal year. The subordination agreements with respect to Inside Debt shall permit the following repayment of subordinated Inside Debt provided no Default or Event of Default has occurred and is continuing or would occur as a result of such payments: (i) up to a total not to exceed $500,000 to each of the three Founders, provided Borrower has complied with the Profitability Covenant for the three months immediately preceding such payments and (ii) payment in full of all outstanding principal and accrued interest under the Founder Notes upon the close of the Parthenon Transaction and Silicon’s receipt and review, satisfactory to Silicon in its good-faith business judgment, of evidence of the satisfaction thereof.

(3)    Warrants. Borrower covenants and agrees that upon such time as the Borrower converts to a “C” corporation and issues its first round of preferred stock in an equity financing, in which the aggregate gross proceeds to the Borrower are at least $1,000,000 (the “Triggering Round”), Borrower shall provide Silicon with ten-year warrants to purchase a number of such preferred shares (as issued in the Triggering Round) equal to $150,000 divided by the price per share, which price shall be the same as the price per share for which such preferred stock was issued in the Triggering Round, all on terms acceptable to Silicon, as set forth in Silicon’s standard form of Warrant to Purchase Stock and related documents, with such changes therein as Silicon and Borrower shall agree. Notwithstanding the foregoing, upon all of the following occurring: (i) the close of the Parthenon

7.

Silicon Valley Bank	Schedule to Loan and Security Agreement

Transaction by January 31, 2003, (ii) Borrower’s receipt of the Net Equity Investment and (iii) Silicon’s receipt and review, satisfactory to Silicon in its good-faith business judgment, of evidence of the satisfaction of subclauses (i) and (ii) above, then this Subsection 5 Warrants will be of no force and effect.

(4)    Subchapter S Corporation; Permitted Tax Distributions. While Borrower is a Subchapter S corporation for federal income tax purposes, Borrower may pay dividends to its shareholders during each year in an amount not to exceed the amount of the federal and state income tax payable by such shareholders as a result of their being taxed on all or a portion of the Borrower’s net income, as a result of Borrower being a Subchapter S corporation (the “Quarterly Tax Distributions”). Alternatively, Borrower may make or accrue payments of up to all of the net income of Borrower to its shareholder employees at year-end in the form of bonus compensation to each such shareholder employee (the “Year-End Bonuses”). The Year-End Bonuses shall be immediately loaned back to the Borrower by each such shareholder employee (the “Bonus Loan Backs”). The terms and conditions of the Bonus Loan Back shall be no less favorable to the Borrower than those applicable to any other Inside Debt. The Bonus Loan Backs shall be subordinated to the Obligations as provided for in this Agreement; however, notwithstanding the foregoing, the Borrower may repay its obligations outstanding under the Bonus Loan Backs up to the amount of the federal and state income tax, FICA and FUTA tax payable by such shareholder employee as a result of their being taxed on the Year-End Bonuses received by them (the “Year—  End Distributions,” and together with the Quarterly Tax Distributions, the “Tax Distributions”). The Quarterly Tax Distributions may be paid quarterly, on or about January 15, April 15, June 15 and September 15 each year in an amount equal to the federal and state income taxes attributable to such quarterly filing periods to satisfy the shareholders quarterly estimated tax payment obligations attributable to income from the Borrower (plus any amounts previously accrued from a prior quarter but not previously distributed) determined on an annualized basis or such other basis as permitted by the Treasury Regulations and as recommended by the Borrower’s accountants. Prior to paying any Tax Distribution, the Borrower shall provide Silicon with a statement and supporting documentation showing how the amount of such Tax Distributions were calculated and the same shall be subject to Silicon’s approval, in its good faith business judgment, prior to the making of any such Tax Distribution, which approval or disapproval shall be given within ten days of receipt of such statement and supporting documents. For purposes of the preceding sentence, if Silicon has not given approval or

8.

Silicon Valley Bank	Schedule to Loan and Security Agreement

disapproval of the transaction within such ten day period, the proposed Tax Distribution is deemed approved. When Borrower’s fiscal year-end financial statements have been completed, if the amount of Tax Distribution so paid to Borrower’s shareholders during such year exceeds the amount of the federal and state income tax payable by them as a result of their being taxed on all or a portion of the Borrower’s net income, as a result of Borrower being a Subchapter S corporation, or Year-End Bonuses, then Borrower shall cause such shareholders to make cash capital contributions to Borrower in an amount equal to the excess within 10 days after the amounts thereof have been determined. In the event any of Borrower’s shareholders are entitled to a tax refund as a result of losses incurred by Borrower, Borrower shall cause such shareholders to make cash capital contributions to Borrower in an amount equal to such refunds within ten days after their receipt of the same. Notwithstanding the foregoing, no Tax Distribution may be paid if, at the time it is to be paid and after giving effect thereto, an Event of Default under the Loan Agreement, or an event which, with notice or passage of time or both, would constitute an Event of Default has occurred.

Borrower:		Silicon:

RACKABLE SYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ Giovanni Coglitore	By:	/s/ illegible
	President or Vice President	Title:	Vice President

By:	/s/ Jack Randall
Secretary or Ass’t Secretary

9.

Silicon Valley Bank

Subordination Agreement

Creditor:	Borrower:

Giovanni Coglitore	Rackable Systems, Inc.

Address: 13262 vin Blanc Saratoga, CA 95070	Date: December 17, 2002

Creditor:

Jack Randall

Address: 245 Quail Hollow Rd.

                  Felton, CA 95018

Creditor:

Nikolai Gallo

Address: 1310 Cotton Street

                  Menlo Park, CA 94025

This Subordination Agreement is entered into between SILICON VALLEY BANK (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and*.

*	each of the creditors named above (each, a “Creditor” and collectively, the “Creditors”).

1. Subordination. To induce Silicon in its discretion to extend credit to the above-named borrower (the “Borrower”) at any time, in such manner, upon such terms and for such amounts as may be mutually agreeable to Silicon and the Borrower (but without obligation on Silicon’s part to do so), each of the Creditors hereby agrees to subordinate and does hereby subordinate payment by the Borrower of any and all indebtedness of the Borrower, now or hereafter incurred, created or evidenced, to each such Creditor, however such indebtedness may be hereafter extended, renewed or evidenced (together with all collateral, security and guarantees, if any, for the payment of any such indebtedness) (collectively, the “Junior Debt”), to the payment in full in cash to Silicon of any and all present and future indebtedness, liabilities, guarantees and other obligations, of every kind and description, of the Borrower to Silicon (collectively, the “Senior Debt”), and the Creditors agrees not to ask for, demand, sue for, take or receive any payments with respect to all or any part of the Junior Debt or any security therefor, unless and until all of the Senior Debt have been paid and performed in full,

1.

Silicon Valley Bank	Subordination Agreement

except that if no default or event of default and no event which, with notice or passage of time or both, would constitute a default or event of default, has occurred under any documents or instruments evidencing or relating to the Senior Debt, both before and after giving effect to the following payments, then the following payments with respect to the Junior Debt may be made (the “Permitted Payments”):

(i)	Tax Distributions (as defined in that certain Loan and Security Agreement of even date herewith by and between Borrower and Silicon (the “Loan Agreement”)); and

(ii)	If Borrower has complied with the Profitability Covenant (as set forth in the Loan Agreement) for the three months immediately preceding the following payments: Up to $500,000 to each Creditor, which may be in the form of one or more payments (up to the maximum for each Creditor); and

(iii)	Upon the close of the Parthenon Transaction (as defined in the Loan Agreement) and Silicon’s receipt and review, satisfactory to Silicon in its good-faith business judgment, of evidence of the satisfaction thereof: payment in full of all outstanding principal and accrued interest under the Founder Notes (as defined below).

The word “indebtedness” is used herein in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Each Creditor represents and warrants to Silicon that the Borrower is now indebted to each of such Creditor in the following amounts under the following described notes and/or documents and that the same is all outstanding indebtedness owing from the Borrower to the Creditor:

(i)	$745,984.24 pursuant to that certain Promissory Note executed by Borrower in favor of Giovanni Coglitore and dated December 10, 2001; and

(ii)	$745,984.24 pursuant to that certain Promissory Note executed by Borrower in favor of Jack Randall and dated December 10, 2001; and

(iii)	$745,984.24 pursuant to that certain Promissory Note executed by Borrower in favor of Nikolai Gallo and dated December 10, 2001.

The above paragraphs (i), (ii) and (iii) are collectively referred to as the “Founder Notes.”

Each Creditor, on his behalf, represents and warrants that the Junior Debt is not, and will not be, secured by any assets of the Borrower, and if for any reason such Creditor takes or receives any collateral or security for any of the Junior Debt, without limiting Silicon’s other rights and remedies, the security interest of such Creditor in such collateral and security shall in all respects be subordinate and subject to all present and future security interests of Silicon therein, and the Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to, such collateral or security, judicially or non-judicially, or attempt to do any of the foregoing.

2. Distribution of Assets. Each Creditor further agrees that upon any distribution of the assets or readjustment of the indebtedness of the Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Junior Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, Silicon shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and in order to enable Silicon to enforce its rights hereunder in any such action or proceeding, Silicon is hereby irrevocably authorized and empowered in its discretion (but without any obligation on Silicon’s part) to make and present for and on behalf of the Creditor such proofs of claim against the Borrower on account of the Junior Debt as Silicon may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt. The Creditor further agrees to execute and deliver to Silicon such assignments or other instruments as may be required by Silicon in order to enable Silicon to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Junior Debt.

3. Transfer of Subordinated Debt. The Creditors shall not sell, pledge, assign or, otherwise transfer, at any time while this Agreement remains in effect, any rights, claim or interest of any kind in or to any of the Junior Debt, either principal or interest, without first notifying

2.

Silicon Valley Bank	Subordination Agreement

Silicon and making such transfer expressly subject to this Subordination Agreement in form and substance satisfactory to Silicon. The Creditors represent and warrant to Silicon that none of the Creditors has not sold, pledged, assigned or otherwise transferred any of the Junior Debt, or any interest therein or collateral or security therefor, or given any other subordination agreement in respect thereof, to any other person. The Creditors will concurrently endorse all notes and other written evidence of the Junior Debt with a statement that they are subordinated to the Senior Debt pursuant to the terms of this Agreement, in such form as Silicon shall require, and the Creditors will exhibit the originals of such notes and other written evidence of the Junior Debt to Silicon so that Silicon can confirm that such endorsement has been made (but no failure to do any of the foregoing shall affect the subordination of the Junior Debt provided for herein, which shall be fully effective upon execution of this Agreement).

4. Default. The Creditors shall promptly give Silicon written notice of any default or event of default under any document, instrument or agreement evidencing or relating to any of the Junior Debt, and, until the Senior Debt has been paid and performed in full, the Creditors shall not accelerate the maturity of the Junior Debt, commence or join in any action or proceeding to recover any amounts due on the Junior Debt, commence or join in any involuntary bankruptcy petition, insolvency proceeding or similar judicial proceeding against the Borrower, or collect, accept payment on or security for, or exercise any other rights or remedies with respect to, the Junior Debt, judicially or non judicially, or attempt to do any of the foregoing, except for Permitted Payments under Section 1 above.

5. Silicon’s Rights. This is a continuing agreement of subordination and Silicon may continue, without notice to the Creditors, to extend credit or other accommodation or benefit and loan monies to or for the account of the Borrower in reliance hereon. Silicon may at any time, in its discretion, renew or extend the time of payment of all or any Senior Debt, modify the Senior Debt and any terms or provisions thereof or of any agreement relating thereto, waive or release any collateral which may be held therefor at any time, and make and enter into any such agreement or agreements as Silicon may deem proper or desirable relating to the Senior Debt, without notice to or further consent from the Creditors and without any manner impairing or affecting this Agreement or any of Silicon’s rights hereunder. The Creditors waive notice of acceptance hereof, notice of the creation of any Senior Debt, the giving or extension of any credit by Silicon to the Borrower, or the taking, waiving or releasing of any security therefor, or the making of any modifications, and the Creditors waive presentment, demand, protest, notice of protest, notice of default, and all other notices to which the Creditors might otherwise be entitled.

6. Reviver. If, after payment of the Senior Debt, the Borrower thereafter becomes liable to Silicon on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Silicon, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between Silicon and the Creditors.

7. General. This Agreement sets forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersedes all prior discussions, representations, agreements and under-standings between the parties. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. In the event of any litigation between the parties based upon, arising out of, or in any way relating to this Agreement, the prevailing party shall be entitled to recover all of his costs and expenses (including without limitation attorneys’ fees) from the non-prevailing party. The parties agree to cooperate fully with each other and take all further actions and execute all further documents from time to time as may be reasonably necessary to carry out the purposes of this Agreement. At Silicon’s option, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, and each of the Creditors consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California. This Agreement is being entered into, and shall be governed by the laws of the State of California. This Agreement shall be binding upon each of the Creditors and their respective successors and assigns and shall inure to the benefit of Silicon and Silicon’s successors and assigns.

8. Mutual Waiver of Jury Trial. SILICON AND EACH OF THE CREDITORS EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND THE CREDITORS; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR THE CREDITORS

3.

Silicon Valley Bank	Subordination Agreement

OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR THE CREDITORS; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Creditors:

/s/ Giovanni Coglitore
Giovanni Coglitore

/s/ Jack Randall
Jack Randall

/s/ Nikolai Gallo
Nikolai Gallo

Silicon:

SILICON VALLEY BANK

By	/s/ illegible
Title	Vice President

4.

Silicon Valley Bank	Subordination Agreement

BORROWER’S AGREEMENT

The undersigned Borrower hereby acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees not to pay any Junior Debt, except as provided therein. In the event Borrower breaches this Agreement or any of the provisions of the foregoing Subordination Agreement, Borrower agrees that, in addition to all other rights and remedies Silicon has, all of the Senior Debt shall, at Silicon’s option and without notice or demand, become immediately due and payable, unless Silicon expressly agrees in writing to waive such breach. No waiver by Silicon of any breach shall be effective unless in writing signed by one of Silicon’s authorized officers, and no such waiver shall be deemed to extend to or waive any other or subsequent breach. Borrower further agrees that any default or event of default by Borrower on the Junior Debt or under any present or future instrument or agreement between Borrower and the Creditors shall constitute a default and event of default under all present and future instruments and agreements between Borrower and Silicon. Borrower further agrees that, at any time and from time to time, the foregoing Subordination Agreement may be altered, modified or amended by Silicon and the Creditors without notice to Borrower and without further consent by Borrower.

Borrower:

RACKABLE SYSTEMS, INC.

By	/s/ Giovanni Coglitore
President or Vice President

5.

Silicon Valley Bank	Subordination Agreement

STATE OF	)
)
COUNTY OF	)

On                     , 2002, before me,                                     , Notary Public, personally appeared                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

(Seal)

STATE OF	)
)
COUNTY OF	)

On                     , 2002, before me,                                     , Notary Public, personally appeared                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

(Seal)

1.

Silicon Valley Bank	Subordination Agreement

STATE OF	)
)
COUNTY OF	)

On                     , 2002, before me,                                     , Notary Public, personally appeared                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

(Seal)

2.

Silicon Valley Bank

Certified Resolution and Incumbency Certificate

Borrower:	Rackable Systems, Inc.,
a corporation organized under the laws
of the State of Delaware

Date:	December 17, 2002

I, the undersigned, Secretary or Assistant Secretary of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

BORROWING

RESOLVED, that this corporation borrow from Silicon Valley Bank (“Silicon”), from time to time, such sum or sums of money as, in the judgment of the officer or officers hereinafter authorized hereby, this corporation may require.

RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Silicon, and Silicon is requested to accept, the loan agreements, security agreements, notes, financing statements, and other documents and instruments providing for such loans and evidencing and/or securing such loans, with interest thereon, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

FOREIGN EXCHANGE CONTRACTS

RESOLVED, that this corporation enter into contracts for the purchase and/or sale of foreign exchange, on either a spot or forward basis, with Silicon, from time to time, and in such amounts as, in the judgment of the officer or officers hereinafter authorized hereby, this corporation may require.

RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Silicon, and Silicon is requested to accept, the documents and instruments evidencing the contracts of this corporation with Silicon for the purchase or sale of foreign exchange, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said documents and instruments and all other related agreements.

COLLATERAL

RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, directed and empowered, as security for any and all indebtedness of this corporation to Silicon (including without

1.

Silicon Valley Bank	Certified Resolution and Incumbency Certificate

limitation any and all obligations relating to foreign exchange contracts), whether arising pursuant to this resolution or otherwise, to grant, transfer, pledge, mortgage, assign, or otherwise hypothecate to Silicon, or deed in trust for its benefit, any property of any and every kind, belonging to this corporation, including, but not limited to, margin, securities, any and all real property, accounts, inventory, equipment, general intangibles, instruments, documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods, and other property of every kind, and to execute and deliver to Silicon any and all grants, transfers, trust receipts, loan or credit agreements, pledge agreements, mortgages, deeds of trust, financing statements, security agreements and other hypothecation agreements, which said instruments and the other documents and instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as Silicon may require and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

GENERAL

RESOLVED FURTHER, that Silicon may conclusively rely upon a certified copy of these resolutions and a certificate of the Secretary or Ass’t Secretary of this corporation as to the officers of this corporation and their offices and signatures, and continue to conclusively rely on such certified copy of these resolutions and said certificate for all past, present and future transactions until written notice of any change hereto or thereto is given to Silicon by this corporation by certified mail, return receipt requested.

WARRANTS

RESOLVED FURTHER, that, in connection with the foregoing loans, this corporation hereby covenants and agrees that, provided the Parthenon Transaction (as defined in the Loan Agreement) has not closed by January 31, 2003, upon such time as the corporation converts to a “C” corporation and issues its first round of preferred stock in an equity financing, in which the aggregate proceeds to the corporation are at least $1,000,000, it shall issue to Silicon ten-year warrants to purchase a number of preferred shares of this corporation equal to $150,000 divided by the price per share of such preferred stock which price, in turn, shall be equal to the price per share for which such preferred stock is initially issued as provided for in the Loan and Security Agreement between this corporation and Silicon of approximate even date (as amended from time to time), all on the terms and provisions of Silicon’s standard form Warrant to Purchase Stock and related documents, with such changes therein as Silicon and this corporation shall agree; any officer of this corporation is hereby authorized to execute and deliver such Warrant to Purchase Stock and related documents, and all documents and instruments relating thereto, in such form and containing such additional provisions as said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

The undersigned further hereby certifies that the following persons are the duly elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:

NAMES	OFFICE(S)	ACTUAL SIGNATURES
Jack Randall	Secretary	x /s/ Jack Randall

Giovanni Coglitore	CEO	x /s/ Giovanni Coglitore

Nikolai Gallo	Treasurer	x /s/ Nikolai Gallo

______________________	______________________	x ______________________

2.

Silicon Valley Bank	Certified Resolution and Incumbency Certificate

IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Secretary on the date set forth above.

/s/ Jack Randall
Secretary or Assistant Secretary

3.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of December 17, 2002 by and between SILICON VALLEY BANK (“Secured Party”) and Rackable Systems, Inc. (“Grantor”).

RECITALS

A. Secured Party and Grantor are entering into that certain Loan and Security Agreement by dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein which are not defined, have the meanings set forth in the Loan Agreement).

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Secured Party a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to all Intellectual Property and all other Collateral.

NOW, THEREFORE, as collateral security for the payment and performance when due of all of the Obligations, Grantor hereby grants, represents, warrants, covenants and agrees as follows:

AGREEMENT

1. Grant of Security Interest. To secure all of the Obligations, Grantor grants and pledges to Secured Party a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (as defined in the Loan Agreement), including without limitation the following:

(a) All of present and future United States registered copyrights and copyright registrations, including, without limitation, the registered copyrights, maskworks, software, computer programs and other works of authorship subject to United States copyright protection listed in Exhibit A-1 to this Agreement (and including all of the exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. § 106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the “Registered Copyrights”), and any and all royalties, payments, and other amounts payable to Grantor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

(b) All present and future copyrights, maskworks, software, computer programs and other works of authorship subject to (or capable of becoming subject to) United States copyright protection which are not registered in the United States Copyright Office (the “Unregistered Copyrights”), whether now owned or hereafter acquired, including without limitation the Unregistered Copyrights listed in Exhibit A-2 to this Agreement, and any and all

1.

royalties, payments, and other amounts payable to Grantor in connection with the Unregistered Copyrights, together with all renewals and extensions of the Unregistered Copyrights, the right to recover for all past, present, and future infringements of the Unregistered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Copyrights collectively are referred to herein as the “Copyrights.”

(c) All right, title and interest in and to any and all present and future license agreements with respect to the Copyrights.

(d) All present and future accounts, accounts receivable, royalties, and other rights to payment arising from, in connection with or relating to the Copyrights.

(e) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(f) All trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

(g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the rights identified above;

(h) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(j) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing, and all license royalties and proceeds of infringement suits, and all rights corresponding to the foregoing throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part of the foregoing.

2. Loan Agreement. This security interest is granted in conjunction with the security interest granted to Secured Party under the Loan Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Secured Party as a matter of law or equity. Each right, power and remedy of Secured Party provided for herein or in the Loan Agreement or any of the other Loan Documents, or now or

2.

hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Secured Party, of any or all other rights, powers or remedies.

3. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

(a) Grantor has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as disclosed on Exhibit A-1 hereto.

(b) Grantor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Grantor all rights of authorship to any copyrighted material in which Grantor has or may subsequently acquire any right or interest.

(c) Grantor shall promptly advise Secured Party of any Trademark, Patent or Copyright not specified in this Agreement, which is hereafter acquired by Grantor.

(d) Grantor shall not register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Secured Party with at least 15 days prior written notice thereof, (ii) providing Secured Party with a copy of the application for any such registration and (iii) executing and filing such other instruments, and taking such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Grantor of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Secured Party identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Secured Party.

4. General. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements. This Agreement may be amended only by a written instrument signed by both parties hereto. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Loan Agreement. This Agreement, the Loan Agreement, and the other Loan Documents comprise the entire agreement of the parties with respect to the matters addressed in this Agreement. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions. Grantor and Secured Party consent to the nonexclusive jurisdiction of any state or federal court located in Santa Clara County, California.

3.

5. WAIVER OF RIGHT TO JURY TRIAL. SECURED PARTY AND GRANTOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SECURED PARTY AND GRANTOR; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF SECURED PARTY OR GRANTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SECURED PARTY OR GRANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Grantor:	Grantor:

721 Charcot Avenue	RACKABLE SYSTEMS, INC.
San Jose, CA 95131

	By:	/s/ Jack Randall
	Title:	Secretary
	Name:	Jack Randall

Address of Secured Party:	Secured Party:

3003 Tasman Drive	SILICON VALLEY BANK
Santa Clara, California 95054

	By:	/s/ illegible
	Title:	Vice President

4.

Exhibit A-1

REGISTERED COPYRIGHTS

(including copyrights that are the subject of an application for registration)

Description	Registration/Application Number	Registration/Application Date

5.

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.

Date:	April 7, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated December 17, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Modified Definition of Eligible Accounts. The following sentence is hereby added at the end of the definition of “Eligible Accounts” set forth in Section 8 of the Loan Agreement and shall read as follows:

The Accounts of Looksmart Ltd. and Yodllee.com will be considered Eligible Accounts provided that such Accounts satisfy the foregoing requirements to be deemed Eligible Accounts and are otherwise determined eligible for borrowing by Silicon in its good faith business judgment.

2. Waiver of Monthly Perpetual Inventory Reports. Silicon and Borrower agree that while that certain Streamline Facility Agreement dated December 17, 2002 is in effect, the Borrower need not submit to Silicon the monthly perpetual inventory reports as provided for in the Schedule to Loan and Security Agreement.

3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

1.

Silicon Valley Bank	Amendment to Loan Documents

Borrower:		Silicon:

RACKABLE SYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ Tom Barton	By:	/s/ Chitra Suriyanarayanan
	President or Vice President	Title:	Portfolio Manager

By:	/s/ Todd Ford
Secretary or Ass’t Secretary

2.

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.

Date:	August 6, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement and all Schedules attached thereto, and the Streamline Facility Agreement between them, both dated December 17, 2002 (as otherwise amended, if at all, collectively, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1.	Amendment to Schedule.

The Minimum Tangible Net Worth in Section 5 entitled “Financial Covenants” of the Schedule is hereby amended in its entirety to read as follows:

Borrower shall maintain, on a monthly basis, a Tangible Net Worth of not less than $6,000,000 plus (i) 50% of all consideration received after the date hereof for equity securities or subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s preceding quarterly net income prior to determination. Increases in the Minimum Tangible Net Worth covenant based on consideration received for equity securities or subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. In no event shall the Minimum Tangible Worth covenant be decreased.

2.	Amendment to Streamline Facility Agreement.

The paragraph entitled “Monthly Borrowing Base” is hereby amended in its entirety to read as follows:

Within 20 days after the end of each month, Borrower shall deliver to Silicon a Borrowing Base Certificate signed by the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower on Silicon’s standard form, together with aged listings of accounts receivable and accounts payable, and transaction reports including sales, credit memoranda and collection journals and all other monthly reporting requirements set forth in the Loan Agreement, provided, however, if Borrower maintains more than $2,000,000 in cash with

1.

Silicon Valley Bank	Amendment to Loan Documents

Silicon, Borrower will be required to deliver the transaction reports within 20 days after the end of each quarter.

3.	Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4.	General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

Rackable Systems, Inc.		SILICON VALLEY BANK

By:	/s/ Tom Barton	By:	/s/ Chitra Suriyanarayanan
	President or Vice President	Title:	Vice President

By:	/s/ Todd Ford
Secretary or Ass’t Secretary

2.

Silicon Valley Bank

September 18, 2003

Todd Ford

Chief Financial Officer

Rackable Systems, Inc.

721 Charcot Avenue

San Jose, CA 95131

RE: Concentration Limit on Revolving Line of Credit

Dear Todd,

This letter serves to amend the Loan and Security Agreement dated as of 4-28-03 as follows:

1. Section 8. Definitions “Eligible Accounts” (ix) where it currently reads “Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of total Accounts.”

Is hereby amended to read:

2. Section 8. Definitions “Eligible Accounts” (ix) where it currently reads “Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of total Accounts outstanding (except for Accounts where the Account Debtor is Yahoo Inc and Oracle Corporation, which may each total up to 50% of total Accounts outstanding ).”

All other terms and conditions of the aforementioned Loan & Security Agreement remain in full force and effect. Your signature below will confirm your understanding and agreement with this modification. Please feel free to call me with any questions.

Very Truly Yours, SILICON VALLEY BANK

Chitra Suriyanarayanan Vice President

Agreed and Accepted:

RACKABLE SYSTEMS, INC.

By:	/s/ Todd Ford

Title:	CFO

Date:	9/21/03

1.

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.

Date:	December 12, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement and all Schedules attached thereto, dated December 17, 2002 (as otherwise amended, if at all, collectively, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1.	Amendment to Loan Agreement.

1. Section 4 entitled “Maturity Date” is hereby amended to read as follows:

MATURITY DATE: January 31, 2004

2. The second sentence of item (ix) of the defined term “Eligible Accounts” under Section 8 entitled “Definition” is hereby amended to read as follows:

Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding, except for Accounts from Microsoft and Hewlett Packard, for which the percentage may be 60%.

2.	Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

3.	General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

1.

Silicon Valley Bank	Amendment to Loan Documents

Borrower:		Silicon:

Rackable Systems, Inc.		SILICON VALLEY BANK

By:	/s/ Tom Barton	By:	/s/ Chitra Suriyanarayanan
	President or Vice President	Title:	Vice President

By:	/s/ Todd Ford
Secretary or Ass’t Secretary

2.

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.

Date:	December 24, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated December 17, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Modified Credit Limit. Section 1 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

1. CREDIT LIMIT
(Section 1.1):

An amount not to exceed the lesser of: (i) $15,000,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) 80% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).

Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

Letter of Credit Sublimit
(Section 1.6):	$3,000,000; provided, however, that the total Letter of Credit Sublimit, Foreign Exchange Contract Sublimit and Cash Management Sublimit shall not, at any time, exceed $3,000,000.

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Silicon Valley Bank	Amendment to Loan Documents

Cash Management Services and
Reserves:	Borrower may use up to $3,000,000 of Loans available hereunder for Silicon’s Cash Management Services (as defined below) (the “Cash Management Sublimit”), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the “Cash Management Services”); provided, however, the total Letter of Credit Sublimit, Foreign Exchange Contract Sublimit and Cash Management Sublimit shall not, at any time, exceed $3,000,000. Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment in connection with the Cash Management Services, and Silicon may charge to Borrower’s Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

Foreign Exchange Contract
Sublimit:

$3,000,000; provided, however, that the total Letter of Credit Sublimit, Foreign Exchange Contract Sublimit and Cash Management Sublimit shall not, at any time, exceed $3,000,000.

Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contracts”); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; (2) the total FX Forward Contracts at any one time outstanding may not

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Silicon Valley Bank	Amendment to Loan Documents

exceed 10 times the amount of the Foreign Exchange Contract Sublimit set forth above. Silicon shall have the right to withhold, from the Loans otherwise available to Borrower under this Agreement, a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

2. Modified Maturity Date. Section 4 of the Schedule to Loan and Security Agreement is hereby amended in its entirety to read as follows:

4. MATURITY DATE
(Section 6.1):	December 16, 2004.

3. Modified Tangible Net Worth Financial Covenant. The Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Minimum Tangible
Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $10,750,000 plus (i) 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending after the date hereof (commencing with the fiscal quarter ending December 31, 2003). Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such

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Silicon Valley Bank	Amendment to Loan Documents

consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

4. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $60,000 (inclusive of any audit costs and legal fees and costs incurred by Silicon with respect to this Amendment), which Fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said Fee to Borrower’s loan account.

5. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

6. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

RACKABLE SYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ Tom Barton	By:	/s/ Chitra Suriyanarayanan
	President or Vice President	Title:	Vice President

By:	/s/ Todd Ford
Secretary or Ass’t Secretary

4.

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.

Date:	January 10, 2005

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and security Agreement between them, dated December 17, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the dates set forth below. (Capitalized terms used but not defined in this Amendment, shall have the meaning set forth in the Loan Agreement.)

1. Consent to Repurchase Stock and Issuance of Promissory Notes to Repurchase Warrants. The Borrower has advised Silicon that the Borrower repurchased some of its own stock from its founders Mr. Giovanni Coglitore, Mr. Nikolai Gallo and Mr. Jack Randall (Messrs. Coglitore, Gallo and Randall are hereinafter referred to as the “Founders”) for the sum of $10,000,000 (the “Stock Repurchase”). The Borrower has also advised Silicon that the Borrower purchased that certain Warrant Agreement dated December 23, 2002 between the Borrower, GNI, Inc. (fka Rackable Systems, Inc.) and Investment LLC (the “Warrant Agreement”) from the Founders (the Founders having done so on behalf of themselves and various other interested parties). The Borrower purchased the Warrant Agreement by issuing promissory notes in favor of the Founders (the “Founder Notes”) and various other interested parties in the aggregate principal amount of $3,000,000 (the “Warrant Agreement Purchase”). Notwithstanding anything to the contrary in the Loan Agreement, and effective as of December 31, 2004, Silicon hereby consents to the Borrower entering into the Stock Repurchase and Warrant Agreement Purchase transaction, provided that the Founder Notes are subordinated to the Obligations, on Silicon’s standard form subordination agreement with such changes thereto that are in form and substance satisfactory to Silicon in its good faith business judgment.

2. Modified Concentration Limit. The sentence in the definition of “Eligible Receivables” set forth in Section 8 of the Loan Agreement that currently reads as follows:

Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding.

is hereby amended to read as follows, effective as of the date hereof:

Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding;

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Silicon Valley Bank	Amendment to Loan Documents

provided, however, such percentage shall be 50% with respect to Accounts for which Amazon.com is the Account Debtor.

3. Modified Tangible Net Worth Financial Covenant. The Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement is hereby amended to read as follows, effective as of December 31, 2004:

Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $7,485,544 plus (i) 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending on or after December 31, 2004, less (iii) a dollar for dollar reduction for all adjustments, from December 2002 forward, to Borrower’s cheap stock and derivative stock valuations, such reductions not to exceed $150,000,000 in the aggregate. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

4. Fee. In consideration for Silicon centering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $5,000, which Fee shall be non-refundable and in addition to al interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said Fee to Borrower’s loan account.

5. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreements, as amended hereby, are true and correct.

6. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreement between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms

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Silicon Valley Bank	Amendment to Loan Documents

and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: RACKABLE SYSTEMS, INC.		Silicon SILICON VALLEY BANK

By:	/s/ Tom Barton	By:	/s/ Chitra Suriyanarayanan
	President or Vice President	Title:	Relationship Manager

By:	/s/ Bill Garvey
Secretary or Ass’t Secretary

3.

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.

Date:	March 21, 2005

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement and any and all Schedules attached thereto between them, dated December 17, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1.	Amendment to Loan Agreement.

A.	Paragraph 1 entitled “Credit Limit” is hereby amended in part to read as follows:

An amount not to exceed the lesser of: (i) $20,000,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) the sum of (a) and (b) below:

(a)	80% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above); plus

(b)	Loans in the aggregate principal amount outstanding of not more than $8,000,000, provided that Loans under this subclause (ii)(b) shall only be available to Borrower as long as Borrower maintains, as of any given date, profitability of not less than $1.00 in each of the two preceding fiscal quarters.

Notwithstanding anything to the contrary set forth in subletter (b) above, Borrower failed to maintain profitability for the quarter ended December 31, 2004, however, Silicon will make $8,000,000 as set forth in subletter (b) available to Borrower.

B.	Paragraph 4 entitled “Maturity Date” is hereby amended to read as follows:

Maturity Date: August 31, 2005.

Silicon Valley Bank	Amendment to Loan Agreement

C.	The Minimum Tangible Net Worth set forth in Paragraph 5 entitled “Financial Covenants” is hereby amended to read as follows:

Borrower shall maintain a Tangible Net Worth of not less than $14,000,000 plus (i) 60% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending on or after December 31, 2004, less (iii) a dollar for dollar reduction for all adjustments, from December 2002 forward, to Borrower’s cheap stock and derivative stock valuations, such reductions not to exceed $150,000,000 in the aggregate. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

D.	Notwithstanding anything to the contrary set forth in item 6 of Paragraph 6 entitled “Reporting”, Borrower will deliver to Silicon its unaudited financial statements and Compliance Certificate for the month ended February 28, 2005 no later than April 15, 2005.

2.	Waiver of Financial Covenant Default(s).

Silicon hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to deliver to Silicon its financial statements and Compliance Certificate for the month ended January 31, 2005 within 30 days of the end of the month. Silicon’s waiver of Borrower’s compliance of these covenants shall apply only to the foregoing period. Accordingly, Borrower shall deliver such reports to Silicon no later than March 31, 2005 and shall be in compliance with these covenants as of the month ended February 28, 2005 and thereafter.

Silicon’s agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by Silicon to waive Borrower’s compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Silicon’s right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Silicon’s right to demand strict performance of all other covenants as of any date.

3.     Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $30,000.00, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

Silicon Valley Bank	Amendment to Loan Agreement

4.    Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

5.    General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

RACKABLE SYSTEMS, INC.		SILICON VALLEY BANK

By	/s/ Tom Barton	By	/s/ Chitra Suriyanarayanan
	President or Vice President	Title	Vice President

By	/s/ Todd Ford
Secretary or Ass’t Secretary

Silicon Valley Bank	Amendment to Loan Agreement

SILICON VALLEY BANK

	PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Rackable Systems, Inc.

LOAN OFFICER:	Chitra Suriyanarayanan

DATE:	March 21, 2005

	Loan Fee	$30,000.00	*

	TOTAL FEE DUE	$30,000.00

*All inclusive fees

Please indicate the method of payment:

{ }	A check for the total amount is attached.

{ }	Debit DDA # ____________________ for the total amount.

{ }	Loan proceeds

Rackable Systems, Inc.

_____________________________________

Silicon Valley Bank

______________________________________
Account Officer’s Signature

Silicon Valley Bank

Amendment to Loan Documents

Borrower: Rackable Systems, Inc.

Date: April 12, 2005

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement and any and all Schedules attached thereto, dated December 17, 2002 (as otherwise amended, if at all, collectively, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1.	Amendment to Loan Agreement.

A. The first paragraph of Paragraph 1 entitled “Credit limit” is hereby amended to read as follows:

An amount not to exceed the lesser of (i) $25,000,000 at any one time outstanding (decreasing to $20,000,000 on June 30, 2005) (the “Maximum Credit Limit”); or (ii) the sum of (a) and (b) below.

B. Subletter (b) of Paragraph 1 entitled “Credit Limit” is hereby amended in part to provide that for profitability calculation purposes, profitability shall exclude non cash charges due to cheap stock/embedded derivatives.

2.	Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $30,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

3.	Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4.

General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

Rackable Systems, Inc.		SILICON VALLEY BANK

By	/S/ THOMAS K. BARTON	By	/S/ CHITRA SURIYANARAYANAN
	President or Vice President	Title

By	/S/ TODD FORD
Secretary or Ass’t Secretary